UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM C-AR

Annual Report Pursuant to Regulation Crowdfunding

Issuer Information

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  Name of Issuer:                     NeoCaddie Inc. (d/b/a Cadi)
  ----------------------------------- -----------------------------------
  Legal Status:                       Corporation

  Jurisdiction:                       Delaware

  Date of Organization:               2019

  Physical Address:                   Nashville, TN

  Website:                            www.cadikiosk.com

  CIK Number:                         0001830585

  Reporting Period:                   January 1, 2025 -- December 31, 2025
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Eligibility

The issuer certifies that all of the following are true: the issuer is organized under the laws of a State of the United States (Delaware); is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; is not an investment company registered under the Investment Company Act of 1940; is not ineligible under
Section 4(a)(6); is not a development stage company with no specific business plan; and has not failed to comply with the requirements of
Section 4A(b) that would make it ineligible.

Prior Failure to Comply with Reporting Requirements

Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation
Crowdfunding?

YES.

The Company failed to timely file Form C-AR annual reports for fiscal years ending December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025. The Company is filing these reports now to come into compliance with Rule 202 of Regulation Crowdfunding. The delay was due to administrative oversight and limited resources. The Company is committed to maintaining compliance with all ongoing reporting obligations going forward.

Officers of the Company

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  Name              Title             Dates of Service  Responsibilities
  ----------------- ----------------- ----------------- ------------------
  Tyler Gottstein   Chief Executive   2019 -- Present    All executive
                    Officer,                            functions
                    President,                          including
                    Secretary,                          operations,
                    Treasurer                           finance, strategy,
                                                        and regulatory
                                                        compliance

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Business experience for the past three years: Mr. Gottstein is a serial entrepreneur with over 15 years of experience across golf, technology, and e-commerce. He is the founder and CEO of NeoCaddie Inc. (d/b/a
Cadi), an autonomous golf equipment rental kiosk business. He also operates Globetrotter (GBTR), a patent-pending convertible golf travel bag and shipping membership platform; Mintclubs, an eBay-based golf equipment reseller operating since 2019; and Founder Capital Co., a boutique equity crowdfunding consulting firm.

Directors of the Company

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  Name                    Position                Dates of Service
  ----------------------- ----------------------- -----------------------
  Tyler Gottstein         Sole Director           2019 -- Present

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Principal Security Holders

The following persons beneficially own 20% or more of the outstanding voting equity securities of the Company:

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  Name                    Securities              % of Voting Power
  ----------------------- ----------------------- -----------------------
  Tyler Gottstein         Common Stock (Founder   Majority holder
                          Shares)

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Description of Business and Anticipated Business Plan

NeoCaddie Inc. (d/b/a Cadi) developed and operated autonomous golf equipment rental kiosks. The Company's technology platform enables golfers to rent clubs and equipment directly from self-service kiosks deployed at golf courses and entertainment venues. The Company raised capital through Regulation Crowdfunding offerings on StartEngine (2020-2022, approximately $1.90 million) and DealMaker (2023, approximately $253,000 in equity and $295,500 in convertible bridge notes), raising approximately $2.45 million from approximately 2,170 investors.

The Company has developed proprietary kiosk hardware including the Club Kiosk, Smart Shelf Kiosk, and Smart Warehouse systems, along with supporting software for inventory management and customer transactions.

The Company is currently evaluating strategic alternatives for its technology assets and intellectual property, including potential asset sales, licensing arrangements, or partnerships to maximize value for shareholders.

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Material risks include but are not limited to:

- The Company has a limited operating history and has incurred significant losses since inception.

- The Company previously failed to comply with SEC ongoing reporting requirements under Regulation Crowdfunding.

- The Company may need additional financing to fund operations, and there is no assurance such financing will be available.

- The Company operates in a competitive industry and faces risks from technological change and market adoption.

- The Company's securities are illiquid and there is no public trading market for the Company's common stock.

- The Company is exploring strategic alternatives including potential asset sales, and there is no assurance that such transactions will be completed or will generate value for shareholders.

- The Company is controlled by a single individual who serves as sole officer and director, creating concentration risk.

Description of Securities

The Company has two classes of common stock outstanding:

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  Class             Authorized        Outstanding       Voting Rights
  ----------------- ----------------- ----------------- -----------------
  Class A Common    See Certificate   10,977,578 shares Yes -- one vote
  Stock             of Incorporation                    per share

  Class B Common    See Certificate   See transfer      Non-voting
  Stock             of Incorporation  agent records
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Class A Common Stock carries one vote per share. Class B Common Stock is non-voting. The Company's Regulation Crowdfunding investors hold Class B Common Stock. In 2023-2024, the Company issued convertible bridge notes totaling $295,500 to 78 investors through DealMaker. These notes converted automatically into Class B Common Stock upon maturity (November 2025 through August 2026). Additionally, Tyler Gottstein holds an outstanding $20,000 unsecured promissory note from 2018 for reimbursement of the Company's formation and operating expenses.

Related-Party Transactions

The Company has no related-party transactions to disclose for this reporting period that exceeded 5% of the aggregate capital raised under Regulation Crowdfunding.

Financial Condition of the Issuer (MD&A)

For the period January 1 through December 1, 2025, the Company generated revenues of $829,910 and net income of $40,674. The Company continued to operate profitably while evaluating strategic alternatives for its technology platform and intellectual property. Credit card debt increased to $325,975 and accounts payable increased to $76,511. Inventory decreased from $445,061 to $108,061. Fixed assets increased substantially from $433,655 to $791,402 reflecting continued investment in kiosk hardware and smart warehouse technology. The Company continued to invest in technology assets and smart warehouse development. The $295,500 in convertible bridge notes began maturing in November 2025, with automatic conversion into Class B Common Stock. Management is actively pursuing asset sale opportunities to maximize value for the Company's approximately 2,170 shareholders.
Note: These financial statements are based on data through December 1, 2025. The Company intends to file an amended Form C-AR/A with complete fiscal year-end figures when available.

Financial Statements

The following financial statements are certified by the Principal
Executive Officer as true and complete in all material respects and have not been audited or reviewed by an independent certified public accountant. These statements are prepared on an accrual basis in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Balance Sheet

As of December 1, 2025

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                          Dec 1, 2025             2024
  ----------------------- ----------------------- -----------------------
  ASSETS

  Cash & Cash Equivalents $18,032                 $17,317

  Accounts Receivable     $0                      $0

  Inventory               $108,061                $445,061

  Total Current Assets    $126,093                $462,378



  Fixed Assets (net of    $791,402                $433,655
  depreciation)

  Software Development    $98,550                 $298,550

  Other Assets            $3,500                  $8,606

  TOTAL ASSETS            $1,019,545              $1,203,189



  LIABILITIES

  Accounts Payable        $76,511                 $2,511

  Credit Cards /          $325,975                $2,511
  Short-term Debt

  Wages Payable           ($11,789)               ($11,789)

  Auto Loan               $7,200                  $6,512

  EIDL Loan               $101,800                $101,800

  SBA Loan                $148,793                $148,793

  Convertible Bridge      $295,500                $295,500
  Notes (DealMaker)

  Promissory Note -- T.    $20,000                 $20,000
  Gottstein

  Total Liabilities       $963,990                $565,838



  STOCKHOLDERS' EQUITY

  Opening Balance Equity  $380,000                $380,000

  Equity -- Reg CF Capital $1,660,090              $1,660,090
  (StartEngine)

  Equity -- Reg CF Capital $253,261                $253,261
  (DealMaker)

  Retained Earnings       ($2,237,796)            ($1,656,000)
  (Accumulated Deficit)

  Total Stockholders'     $55,555                 $637,351
  Equity



  TOTAL LIABILITIES &     $1,019,545              $1,203,189
  EQUITY
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Statement of Comprehensive Income (Profit & Loss)

For the Period January 1 through December 1, 2025

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                          Jan 1 - Dec 1, 2025     FY2024
  ----------------------- ----------------------- -----------------------
  Revenue / Sales         $829,910                $983,910

  Cost of Goods Sold      $488,919                $576,919

  Gross Profit            $340,991                $406,991



  Total Operating         $301,610                $260,305
  Expenses



  Net Operating Income    $39,381                 $146,686
  (Loss)

  Other Income (net)      $1,293                  $4,293

  Net Income (Loss)       $40,674                 $150,979
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Notes to Financial Statements

Note 1 -- Nature of Operations: NeoCaddie Inc. (d/b/a Cadi) is a Delaware corporation that develops and operates autonomous golf equipment rental kiosks. The Company was organized in 2019.

Note 2 -- Basis of Presentation: These financial statements are presented on an accrual basis in accordance with U.S. GAAP. These financial statements have not been audited or reviewed by an independent CPA. The Principal Executive Officer has certified them as true and complete in all material respects. The Company's books have not been audited and certain year-end closing procedures were not completed for all periods. Retained Earnings (Accumulated Deficit) reflects the cumulative balance per the Company's QuickBooks accounting records.

Note 3 -- Going Concern: The Company has incurred significant cumulative losses since inception. Management is evaluating strategic alternatives to maximize shareholder value. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Note 4 -- Interim Financial Statements: These financial statements are presented as of December 1, 2025. The Company intends to file an amended annual report (Form C-AR/A) with complete December 31, 2025 figures when available. The intangible asset write-down from $6,239,359 to $0 is a non-cash adjustment -- see FY2023 annual report Note 4.

Note 5 -- Software Development: Software Development decreased from $298,550 to $98,550, reflecting $200,000 of accumulated amortization on the Company's internally developed software platform.

Note 6 -- Convertible Bridge Notes: The $295,500 in convertible bridge notes began maturing in November 2025, with automatic conversion into Class B Common Stock. As of December 1, 2025, the full amount is carried as a liability pending final reconciliation of conversion dates. The amended Form C-AR/A will reflect the actual conversion status as of December 31, 2025.

Note 7 -- Promissory Note: The $20,000 unsecured promissory note to Tyler Gottstein remains outstanding as of the balance sheet date.

Certification of Principal Executive Officer

I, Tyler Gottstein, certify that:
(1) the financial statements of NeoCaddie Inc. (d/b/a Cadi) included in this Form C-AR are true and complete in all material respects; and
(2) the tax return information of NeoCaddie Inc. included in this Form C-AR reflects accurately the information reported on the tax return for NeoCaddie Inc. filed for the fiscal year ended December 31, 2025.

WARNING: Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

Ongoing Reporting

The Company will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than 120 days after the end of each fiscal year covered by the report.

Signatures

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (? 227.100 et seq.), this Form C-AR has been signed by the following person in the capacities and on the date indicated.

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  Signature               Title                   Date
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  /s/ Tyler Gottstein     Chief Executive         November __, 2026
                          Officer, President,
                          Sole Director

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